Exhibit 10.2

LIMITED WAIVER AND TENTH AMENDMENT

TO CREDIT AGREEMENT

THIS LIMITED WAIVER AND TENTH AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated to be effective as of July 31, 2013 (the “Amendment Effective Date”), is entered into by and among BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company (the “Borrower”), the Guarantors party hereto (the “Guarantors”), CAPITAL ONE, N.A., as Administrative Agent for the Lenders (“Administrative Agent”) and the Lenders signatory hereto (the “Lenders”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated December 24, 2010 (as amended by that First Amendment dated May 31, 2011, that Waiver and Second Amendment dated June 30, 2011, that Limited Waiver and Third Amendment dated November 8, 2012, that Fourth Amendment to Credit Agreement dated December 21, 2012, that Fifth Amendment to Credit Agreement dated June     , 2013, that Sixth Amendment to Credit Agreement dated January 31, 2013, that Limited Waiver and Seventh Amendment to Credit Agreement dated February 22, 2013, that Eighth Amendment to Credit Agreement dated March 26, 2013, and that Limited Waiver and Ninth Amendment to Credit Agreement dated April 10, 2013 and as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”);

WHEREAS, the Administrative Agent has advised Borrower of its intent to redetermine the Borrowing Base in accordance with the Credit Agreement on July 31, 2013;

WHEREAS, the Borrower is in the process of obtaining refinancing of the Credit Agreement and selling certain oil and gas properties to Renaissance Offshore, LLC (“Renaissance”) pursuant to a purchase and sale agreement with respect thereto dated as of             , 2013 (“Second Renaissance PSA”) and has requested that the Administrative Agent and the Lenders (a) extend the date of the Borrowing Base redetermination to August 30, 2013, (b) waive compliance with the financial covenants in the Credit Agreement for the fiscal quarter ended June 30, 2013, (c) consent to the sale to Renaissance pursuant to the terms set forth in the Renaissance PSA (the “Second Renaissance Sale”) and (d) amend certain other provisions as set forth herein, each in consideration for PPVA Black Elk Equity LLC’s agreement to purchase all Commitments and Loans under the Credit Agreement on or before August 30, 2013; and

WHEREAS, the Lenders and the Administrative Agent have agreed to provide such waivers and amendments as reflected in this Amendment, subject to the terms and conditions herein, and provided that the Borrower and the Guarantors ratify and confirm all of their respective obligations under the Credit Agreement and the Loan Documents.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantors, the Lenders and the Administrative Agent agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2. Limited Consent. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders signatory hereto hereby consent to the Second Renaissance Sale, provided such sale is in accordance with the terms of the Second Renaissance PSA.

3. Limited Waiver. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders hereby waive any Event of Default arising under the Credit Agreement as a result of the failure of the Borrower to comply with Section 9.01(a), Section 9.01(b), and Section 9.01(c) of the Credit Agreement as of and for the fiscal quarter ended June 30, 2013. The waivers set forth in this Section 3 (the “Default Waiver”) are limited to the extent specifically set forth in the sentence above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected hereby. The Default Waiver is granted only with respect to the failure of the Borrower to comply with Section 9.01(a), Section 9.01(b) and Section 9.01(c) as of and for the fiscal quarter ended June 30, 2013 and shall not apply to any violation of Section 9.01(a), Section 9.01(b) and Section 9.01(c) with respect to any fiscal quarter other than the fiscal quarter ended June 30, 2013, or any actual or prospective default or violation of any other provision of the Credit Agreement or any other Loan Document. The Default Waiver shall not in any manner create a course of dealing or otherwise impair the future ability of the Administrative Agent or the Lenders to declare a Default or Event of Default under or otherwise enforce the terms of the Credit Agreement or any other Loan Document with respect to any matter other than those specifically and expressly waived in the Default Waiver.

4. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Notwithstanding anything contained in Section 2.07 of the Credit Agreement to the contrary, the parties hereto hereby acknowledge and agree that, as of the Amendment Effective Date, the Borrowing Base is $25,000,000.

(b) Notwithstanding anything contained in the Credit Agreement to the contrary, the Borrower may retain the sale proceeds from the Second Renaissance Sale (the “Sale Proceeds”) and shall not be required to upon the closing of the Second Renaissance Sale to remit the Sale Proceeds to the Administrative Agent or the Lenders for repayment of outstanding Borrowings. Additionally, the parties hereto hereby agree that, notwithstanding the provisions of the Credit Agreement including the Eighth Amendment to Credit Agreement, Borrower may retain up to $5,000,000 in the aggregate from (i) funds which secured or supported bonds posted by or on behalf of the Borrower with the Bureau of Ocean Management, Regulation and Enforcement for plugging and abandonment obligations related to oil and gas properties included in the Second Renaissance Sale or any sale of oil and gas properties which occurred prior to the Amendment Effective Date and (ii) the sale of any other Collateral permitted under the Credit Agreement. Borrower hereby agrees that any amount received by Borrower pursuant to (i) and (ii) in the foregoing sentence which singularly or in the aggregate exceeds $5,000,000 shall be immediately paid to the Administrative Agent for the benefit of the Lenders and shall be applied to the outstanding Borrowings per the terms of the Credit Agreement.

(c) Borrower hereby acknowledges and agrees that but for the agreement of PPVA Black Elk Equity LLC (“Platinum”), an equity owner of the Borrower, to purchase all of the Commitments and Loans under the Credit Agreement on August 30, 2013 that the Administrative Agent and Lenders would have not (i) agreed to extend the Borrowing Base redetermination (ii) waived compliance with the financial covenants for the fiscal quarter ended June 30, 2013 and (iii) allowed Borrower to retain Sale Proceeds, refunds and other proceeds as agreed in clause (b) above. The parties hereto, acknowledge and agree that, notwithstanding anything to the contrary contained in the Credit Agreement or in clauses (a) or (b) above, if the Borrower fails to refinance the Credit Agreement and/or Platinum fails to purchase all Loans and Commitments under the Credit Agreement, by August 30, 2013, the Borrowing Base shall be reduced to $0 on September 2, 2013 and shall remain $0 until the Maturity Date.

(d) If, upon the adjustment to the amount of the Borrowing Base set forth in (c) above, the total Credit Exposures exceeds the adjusted Borrowing Base, then the Borrower shall, notwithstanding the provisions in Section 3.04(c)(ii), immediately prepay the Borrowings in an aggregate principal amount equal to such excess.

(e) By execution hereof Borrower waives any rights provided in Section 2.07 to request a Borrowing Base redetermination.

5. Reservation of Rights. Nothing contained in this Amendment is intended to limit, nor shall it be deemed to limit or in any way affect, any of the Administrative Agent’s or Lenders’ claims, rights or remedies under the Credit Agreement or any of the other Loan Documents, and nothing in this Amendment shall in any way modify, change, impair, affect, diminish, or release any liability of Borrower and/or any Guarantor under or pursuant to the Credit Agreement or any of the other Loan Documents or entitle Borrower and/or any Guarantor to any other or further notice or demand whatsoever. Nothing contained herein, nor any failure by the Administrative Agent or any Lender to exercise any of its rights or remedies under the Credit Agreement or any of the other Loan Documents, shall be deemed to constitute, nor is it intended to constitute, any waiver whatsoever of any: (a) Default or Event of Default that may exist under the Credit Agreement or under any other Loan Document; (b) term, provision, condition, covenant or agreement contained in the Credit Agreement or in any of the other Loan Documents; or (c) rights or remedies of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, at law or in equity or otherwise, or prejudice or preclude any other or further exercise of any such right or remedy by the Administrative Agent or the Lenders, all of which are hereby reserved.

6. Ratification. The Borrower and Guarantors hereby ratify all of their respective Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment. Except as specifically set forth in this Amendment, nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents, nor is the Borrower nor any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

7. Representations and Warranties.

(a) The Borrower and Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that (i) this Amendment has been duly executed and delivered on behalf of the Borrower and Guarantors, (ii) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, (iv) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement or under any Loan Document and (v) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower and Guarantors.

(b) The Borrower hereby (i) represents and warrants to the Administrative Agent and the Lenders that the execution of this Amendment does not violate the terms of (A) the Indenture, (B) the Second Lien Intercreditor Agreement, (C) the W & T Intercreditor Agreement or (D) the BP Intercreditor Agreement (collectively, the “Intercreditor Agreements”) and (ii) covenants, represents and warrants that no consent is required under any Intercreditor Agreement for the Borrower, Administrative Agent or the Lenders to execute this Amendment.

8. Conditions to Effectiveness. This Amendment shall be effective on the Amendment Effective Date only if the following are satisfied on or before such Amendment Effective Date:

(a) the receipt by the Administrative Agent of this Amendment fully executed by all parties hereto;

(b) the payment to the Administrative Agent for the benefit of the Lenders of the $250,000 Amendment Fee as required under the terms of the Limited Waiver and Ninth Amendment to Credit Agreement;

(c) the receipt by the Administrative Agent of a fully executed loan purchase agreement, in form and substance acceptable to Administrative Agent, executed by Platinum and Borrower reflecting Platinum’s agreement to purchase all Commitments and Loans under the Credit Agreement on or before August 30, 2013 (the “Loan Purchase Agreement”);

(d) the receipt by the Administrative Agent of a fully executed guaranty agreement, in form and substance acceptable to Administrative Agent, executed by Platinum Partners Value Arbitrage Fund, L.P. (“Parent”) and certain material subsidiaries of the Parent which guarantees the obligations of Platinum under the Loan Purchase Agreement;

(e) the payment to the Administrative Agent of the $250,000 Purchase Fee required pursuant to the Loan Purchase Agreement;

(f) the payment to the Administrative Agent of all fees that are due, including all expenses of Administrative Agent and the Lenders in connection with this Amendment and the Loan Purchase Agreement and any billed fees and disbursements of Andrews Kurth LLP, in connection with this Amendment and the Loan Purchase Agreement; and

(g) the receipt by the Administrative Agent of such other documents as the Administrative Agent or its special counsel may reasonably request.

9. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

10. Governing Law. This Amendment and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of Texas and of the United States.

11. Continuing Effect of the Credit Agreement. This Amendment shall not constitute a waiver of any provision not expressly referred to herein and shall not be construed as a consent to any action on the part of the Borrowers or Guarantors that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents except as expressly stated herein. Except as expressly modified hereby, the provisions of the Credit Agreement and the Loan Documents are and shall remain in full force and effect.

12. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment. References in this Amendment to an article or section number are to such articles or sections of this Amendment unless otherwise specified.

13. Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

14. Release by Borrower and Guarantors. The Borrower and each Guarantor does hereby release and forever discharge the Administrative Agent and each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now or in the future own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (a) arising directly or indirectly out of the Credit Agreement, Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (b) relating directly or indirectly to all transactions by and between the

Borrower or Guarantors or their representatives and the Administrative Agent and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives and, in either case, whether or not caused by the sole or partial negligence of any indemnified party. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, calling of the Credit Agreement into default, exercise of remedies and all similar items and claims, which may, or could be, asserted by any of the Borrower or Guarantors.

15. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company

By:	/s/ Bruce P. Koch

Name:	Bruce P. Koch

Title:	Chief Financial Officer

GUARANTORS:

BLACK ELK ENERGY FINANCE CORP., a Texas corporation

By:	/s/ Bruce P. Koch

Name:	Bruce P. Koch

Title:	Chief Financial Officer

BLACK ELK ENERGY LAND OPERATIONS, LLC, a Texas limited liability company

By:	/s/ Bruce P. Koch

Name:	Bruce P. Koch

Title:	Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDER:

CAPITAL ONE, N.A.

By:	/s/ Matthew L. Molero

Name:	Matthew L. Molero

Title:	Vice President

LENDER:

IBERIABANK

By:	/s/ W. Bryan Chapman

Name:	W. Bryan Chapman

Title:	EVP & Energy Lending Manager

LENDER:

CADENCE BANK, N.A.

By:	/s/ Eric Broussard

Name:	Eric Broussard

Title:	Senior Vice President

[Signature page to Tenth Amendment to Credit Agreement]